Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-206408, 333-206409, 333-218060, 333-2267182, 333-233381, 333-238233, 333-258760 and 333-266827) on Form S-8, (Nos. 333-222203, 333-233686, 333-234234, 333-235670, and 333-238818) on Form S-1, and (Nos. 333-218062, 333-222879, 333-231541, and 333-249057) on Form S-3 of our report dated March 24, 2023, with respect to the consolidated financial statements of Diffusion Pharmaceuticals Inc.

/s/ KPMG LLP

McLean, Virginia
March 24, 2023